Exhibit 10.17

SECOND AMENDMENT TO LEASE AGREEMENT
This SECOND AMENDMENT TO LEASE AGREEMENT (“Amendment”) is entered into as of October 1, 2022 (“Effective Date”), by and between 10240 FLANDERS INVESTORS LLC, a Delaware limited liability company (“Landlord”), and TRILINK BIOTECHNOLOGIES, LLC, a Delaware limited liability company (“Tenant”), with reference to the facts set forth in the Recitals below.
RECITALS
A.Landlord and Tenant are parties to that certain Lease Agreement dated August 6, 2021, as amended by that certain First Amendment to Lease Agreement dated October 14, 2021 (“Lease”), for certain Premises consisting of approximately 32,236 Rentable Square Feet within the Building known as 10240 Flanders Court, San Diego, California (“Premises A”), and approximately 32,770 Rentable Square Feet within the Building known as 10247 Flanders Court, San Diego, California b(“Premises B”), as more specifically described in the Lease.
B.Tenant has received a grant of certain funds for the construction of a portion the Tenant Improvements from the United States Department of Defense (“DoD”) pursuant to a certain Award/Contract No. W58P052220010 dated as of May 16, 2022 (“DoD Grant”). In connection with The DOD Grant, the DoD has or will impose certain conditions and requirements relative to the construction of the Tenant Improvements and other work on and within the Building including, without limitation, certain required contract provisions and clauses, bond and security requirements, procurement standards, prohibitions on certain telecommunications equipment, security disclosures, audit requirements and the use of labor, as more fully provided in 2 CFR 1122, et seq., 32 CFR 21, et seq. and 48 CFR 31 and 231 and in the regulations cited therein (collectively, “DoD Requirements”).
C.Landlord and Tenant have agreed that (i) any and all increases to the cost of the Tenant Improvements and/or the Landlord Work resulting from or related to compliance with the DoD Requirements shall be paid by Tenant to Landlord as Excess Costs in accordance with the Work Letter Agreement; and (ii) Tenant shall indemnify Landlord from and against any and all damages, losses and/or claims for liability to the extent resulting from or related to the DoD Requirements, as more fully set forth below.
AMENDMENT
NOW, THEREFORE, in consideration of the Recitals above, the mutual covenants and conditions below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.Excess Costs. Notwithstanding any provision of the Lease to the contrary, any and all increases to the cost of the Tenant Improvements and/or the Landlord Work (including, without limitation, reasonable attorneys’ fees and costs) resulting from the DoD Requirements, directly or indirectly, shall be deemed “Excess Costs” as provided in the Work Letter Agreement.
2.Tenant Delay. Notwithstanding any provision of the Lease to the contrary, any delay to the scheduled date of Substantial Completion of the Tenant Improvements (i.e., September 1, 2022), to the extent arising from the implementation of the DoD Requirements, directly or indirectly, shall be deemed a “Tenant Delay” as provided in the Work Letter Agreement.

3.Indemnity. Tenant’s indemnification obligations provided in Article 20 of the Lease shall apply to Claims arising from the enforcement of the DoD Requirements; provided, however, that Tenant shall have no such indemnification obligations with respect to any Claim that results from the negligence or willful misconduct of a Landlord Indemnified Party.
4.Defined Terms. Unless otherwise specifically defined in this Amendment, terms with initial capital letters in this Amendment shall have the same meaning as such terms have in the Lease.
5.No Construction Against Party Drafting Amendment. Landlord and Tenant acknowledge and agree that each of them, and their respective professional advisors, have reviewed this Amendment and that the provisions of this Amendment shall not be construed against either party. The rule of construction that ambiguities are to be construed against the party drafting the agreement shall not apply to the interpretation of this Amendment and is waived.
6.Counterpart Execution. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall constitute one instrument.
7.Continued Effect. Except as specifically modified by this Amendment, all of the terms, conditions and provisions of the Lease shall remain in full force and effect.

[signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease Agreement as of the Effective Date.
“LANDLORD”    10240 FLANDERS INVESTORS LLC,
a Delaware limited liability company

By: SRE SD7, LLC,
a Delaware limited liability company, its sole member

By: SB Flanders Investors LLC,
a California limited liability company, its manager

By: /s/ Steve Bollert
Name: Steve Bollert
Title: Authorized Signatory

“TENTANT”    TRILINK BIOTECHNOLOGIES, LLC,
a Delaware limited liability company

By: /s/ Kurt Oreshack
Name: Kurt Oreshack
Title: EVP, General Counsel

By: /s/ Kevin Herde
Name: Kevin Herde
Title: CFO

ACKNOWLEDGMENT OF GUARANTOR

The undersigned, as Guarantor under that certain Lease Guaranty dated August 6, 2021, does hereby acknowledge and agree that the provisions of said Lease Guaranty shall remain in full force and effect as to the obligations of Tenant under the Lease, as amended herein. The undersigned Guarantor acknowledges that Landlord would not have executed this Amendment without this acknowledgment and agreement on the part of the undersigned Guarantor.

GUARANTOR:
MARAVAI INTERMEDIATE HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Kevin Herde
Name: Kevin Herde
Title: CFO

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